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                                                                     EXHIBIT 1.1


                        GATEWAY FINANCIAL HOLDINGS, INC.

                         (a North Carolina corporation)

                         ________ Shares of Common Stock




                             UNDERWRITING AGREEMENT



This Underwriting Agreement is made and entered into this ____ day of ______, 2004 by and between Gateway Financial Holdings, Inc., a North Carolina corporation (the "Company") and Ryan Beck & Co, Inc. (the "Underwriter"). The Company hereby confirms its agreement with the Underwriter with respect to the issue and sale by the Company and the purchase by the Underwriter of ______ shares (the "Initial Securities") of the Company's no par value common stock ("Common Stock"). The Company also proposes to issue and sell to the Underwriter, at the Underwriter's option, up to an additional ______ shares of Common Stock (the "Option Securities") as set forth herein. The term "Securities" as used herein, unless indicated otherwise, shall mean the Initial Securities and the Option Securities.

The initial public offering price for the Securities, the purchase price to be paid by the Underwriter for the Securities, and the number of Securities to be sold to the Underwriter by the Company shall be agreed upon by the Company and the Underwriter, and such agreement shall be set forth in a separate written instrument substantially in the form of EXHIBIT A hereto (the "Price Determination Agreement"). The Price Determination Agreement may take the form of an exchange of any standard form of written telecommunication between the Company and the Underwriter and shall specify such applicable information as is indicated in EXHIBIT A hereto. The offering of the Securities will be governed by this Agreement, as supplemented by the Price Determination Agreement. From and after the date of the execution and delivery of the Price Determination Agreement, this Agreement shall be deemed to incorporate, and all references herein to "this Agreement" shall be deemed to include, the Price Determination Agreement.

The Company has prepared and filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form SB-2 (File No. 333-119072) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus, and, if such registration statement has not become effective, the Company will prepare and file, prior to the effective date of such registration statement, an amendment to such registration statement, including a final prospectus. Each prospectus used before the time such registration statement becomes effective is herein called a "preliminary prospectus." Such registration statement, at the time it becomes effective, is herein called the "Registration Statement," and the prospectus, included in the Registration Statement at the time it becomes effective is herein called the "Prospectus," except that, if any revised prospectus provided to the Underwriter by the Company for use in connection with the offering of the Securities differs from the prospectus included in the Registration Statement at the time it becomes effective (whether or not such prospectus is required to be filed pursuant to Rule 424(b) under the

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1933 Act ("Rule 424(b)"), the term "Prospectus" shall refer to such revised prospectus from and after the time it is first furnished to the Underwriter for such use.

The Company understands that the Underwriter proposes to make a public offering of the Securities (the "Offering") as soon as possible after the Registration Statement becomes effective. The Underwriter may assemble and manage a selling group of broker-dealers that are members of the National Association of Securities Dealers, Inc. ("NASD") to participate in the solicitation of purchase orders for the Securities.

         Section 1. Representations and Warranties.

         (a) The Company represents and warrants to and agrees with the Underwriter that:

                  (i) The Company meets the requirements for use of Form SB-2 under the 1933 Act and, when the Registration Statement on such form shall become effective and at all times subsequent thereto up to the Closing Time referred to below (and, with respect to the Option Securities, up to the "Option Closing Time" referred to below), (A) the Registration Statement and any amendments and supplements thereto will comply in all material respects with the requirements of the 1933 Act and the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations"); (B) neither the Registration Statement nor any amendment or supplement thereto will contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading; and (C) neither the Prospectus nor any amendment or supplement thereto will include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading, except that this representation and warranty does not apply to statements or omissions made in reliance upon and in conformity with information furnished in writing to the Company by the Underwriter expressly for use in the Registration Statement or the Prospectus. The statements contained under the caption "Underwriting" in the Prospectus constitute the only information furnished to the Company in writing by the Underwriter expressly for use in the Registration Statement or the Prospectus.

                  (ii) Documents previously filed either with the Commission, or, if filed by Gateway Bank & Trust Co. (the "Bank"), with the Federal Reserve System (the "FRB") or the Federal Deposit Insurance Corporation (the "FDIC"), as predecessor filer to the Company, complied in all material respects with the requirements of the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations of the Commission thereunder (the "1934 Act Regulations") as adopted by the appropriate federal banking regulator and, when read together and with the other information in the Prospectus, at the time the Registration Statement becomes effective and at all times subsequent thereto up to the Closing Time (and with respect to the Option Securities, up to the "Option Closing Time" referred to below), will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, in each case after excluding any

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         statement that does not constitute a part of the Registration Statement or the Prospectus pursuant to Rule 412 of the 1933 Act Regulations.

                  (iii) Dixon Hughes PLLC ("Dixon Hughes"), who is reporting upon the audited financial statements included or incorporated by reference in the Registration Statement, has advised the Company that it is an independent certified public accountant as required by the 1933 Act and the 1933 Act Regulations and within the meaning of the Code of Ethics of the American Institute of Certified Public Accountants ("AICPA"), and Dixon Hughes is, with respect to the Company and each of its subsidiaries, independent certified public accountants.

                  (iv) The consolidated financial statements, audited and, if any, unaudited (including the notes thereto), included or incorporated by reference in the Registration Statement present fairly the consolidated financial position of the Company and its subsidiaries as of the dates indicated and the consolidated results of operations and cash flows of the Company and its subsidiaries for the periods specified. Such financial statements have been prepared in conformity with generally accepted accounting principles applied on a consistent basis throughout the periods involved, except as otherwise stated therein. The financial statement schedules, if any, included in the Registration Statement present fairly the information required to be stated therein. The selected financial, pro forma and statistical data included in the Prospectus are accurate in all material respects and present fairly the information shown therein and have been compiled on a basis consistent with that of the audited and, if any, unaudited consolidated financial statements included or incorporated by reference in the Registration Statement.

                  (v) The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of North Carolina with corporate power and authority under such laws to own, lease and operate its properties and conduct its business as described in the Prospectus. Each direct and indirect subsidiary of the Company is an entity duly organized, validly existing and in good standing under the laws of its respective jurisdiction of organization with corporate power and authority under such laws to own, lease and operate its properties and conduct its business. The Company and each of its direct and indirect subsidiaries is duly qualified to transact business as a foreign corporation and is in good standing in each other jurisdiction in which it owns or leases property of a nature, or transacts business of a type, that would make such qualification necessary, except to the extent that the failure to so qualify or be in good standing would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

                  (vi) The Company is duly registered with the Board of Governors of the Federal Reserve System as a financial holding company under the Bank Holding Company Act of 1956, as amended. The Bank is a North Carolina-chartered commercial bank subsidiary of the Company; and the deposit accounts of the Bank are insured by the Bank Insurance Fund of the FDIC up to the maximum allowable limits thereof. The Company has all such power, authority, authorization, approvals and orders as may be required to enter into this Agreement to carry out the provisions and conditions hereof

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         and thereof and to issue and sell the Securities.

                  (vii) All of the outstanding shares of capital stock of the Bank and each of the Company's other subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable (except to the extent set forth in N.C.G.S. 53-42 as to the Bank) and are owned by the Company directly or indirectly, free and clear of any pledge, lien, security interest, charge, claim, equity or encumbrance of any kind.

                  (viii) Except for the Bank, Gateway Insurance Services, Inc., Gateway Investment Services, Inc., Gateway Capital Statutory Trust I and Gateway Capital Statutory Trust II, the Company does not have any "significant subsidiaries" as defined in Rule 1-02 of Regulation S-X of the Commission.

                  (ix) The Company had at the date indicated a duly authorized and outstanding capitalization as set forth in the Prospectus under the caption "Description of Capital Stock." The capital stock, subordinated debentures and associated trust preferred securities and other securities of the Company conform in all material respects to the description thereof contained or incorporated by reference in the Prospectus and such description conforms to the rights set forth in the instruments defining the same.

                  (x) This Agreement has been duly authorized, executed and delivered by the Company and, when duly executed by the Underwriter, will constitute the valid and binding agreements of the Company enforceable against the Company in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws relating to or affecting creditors' rights generally or by general equitable principles.

                  (xi) The Securities have been duly and validly authorized by the Company for issuance and sale to the Underwriter pursuant to this Agreement and, when issued and delivered by the Company to the Underwriter pursuant to this Agreement against payment of the consideration set forth herein, will be validly issued, fully paid and non-assessable and will constitute valid and legally binding obligations of the Company enforceable in accordance with their terms. The Securities conform in all material respects to the description thereof in the Prospectus, and such description conforms in all material respects to the rights set forth in the instruments defining the same; the holders of the Securities will be entitled to the same limitation of personal liability extended to stockholders of private corporations for profit organized under the North Carolina Business Corporation Act; and the issuance of the Securities is not subject to any preemptive or other similar rights.

                  (xii) Except for information provided in writing to the Company by the Underwriter about the Underwriter for use in the Prospectus, the Company has not relied upon the Underwriter or its legal or other advisors for any legal, tax or accounting advice.

                  (xiii) The issuance and sale of the Securities by the Company, the compliance by the Company with all of the provisions of this Agreement and the consummation of the transactions herein contemplated will not conflict with or result in a breach of any of

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         the terms or provisions of, or constitute a default under, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with any such court or other governmental agency or body is required to be obtained by the Company for the issue and sale of the Securities by the Company, or the consummation by the Company of the transactions contemplated by this Agreement, except for such consents, approvals, authorizations, licenses, certificates, permits, registrations or qualifications as have already been obtained, or as may be required under the 1933 Act or the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, or state securities laws.

                  (xiv) Each person who is an executive officer or director of the Company or a director of the Bank has agreed to sign an agreement substantially in the form attached hereto as EXHIBIT B (the "Lock-up Agreements"). The Company has provided to counsel for the Underwriter true, accurate and complete copies of all of the Lock-up Agreements presently in effect or effected hereby. The Company hereby represents and warrants that it will not release any of its officers, directors or other shareholders from any Lock-up Agreements currently existing or hereafter effected without the prior written consent of the Underwriter.

                  (xv) The Company has not engaged in any activity that would result in the Company being, and after giving effect to the offering and sale of the Securities, the Company will not be, an "investment company," or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended (the "Investment Company Act").

                  (xvi) All of the outstanding shares of capital stock of the Company have been duly authorized and validly issued, are fully paid and non-assessable, and are not subject to the preemptive rights of any stockholder of the Company.

                  (xvii) Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not been (A) any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business, (B) any transaction entered into by the Company or any subsidiary thereof, other than in the ordinary course of business, that is material to the Company and its subsidiaries, considered as one enterprise, or (C) any dividend or distribution of any kind declared, paid or made by the Company on its capital stock. Neither the Company, the Bank nor any other subsidiary of the Company has any material liability of any nature, contingent or otherwise, except as set forth in the Prospectus.

                  (xviii) Neither the Company, the Bank nor any other direct or indirect subsidiary of the Company is in violation of any provision of its articles of incorporation, charter, certificate of trust, trust agreement or bylaws, as applicable, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or

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         instrument to which it is a party or by which it may be bound or to which any of its respective properties may be subject, except for such defaults that, individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

                  (xix) Except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or, to the knowledge of the Company, threatened against the Company, the Bank or any other subsidiary that is required to be disclosed in the Prospectus or that could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, or that could reasonably be expected materially and adversely to affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that could reasonably be expected materially and adversely to affect the consummation of the transactions contemplated in this Agreement; all pending legal or governmental proceedings to which the Company, the Bank or any other subsidiary is a party that are not described in the Prospectus, including ordinary routine litigation incidental to its business, if decided in a manner adverse to the Company, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

                  (xx) There are no material contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

                  (xxi) Each of the Company and its direct and indirect subsidiaries, including the Bank, has good and marketable title to all properties and assets described in the Prospectus as owned by it, free and clear of all liens, charges, encumbrances or restrictions, except such as (A) are described in the Prospectus or (B) are neither material in amount nor materially significant in relation to the business of the Company and its subsidiaries, considered as one enterprise; all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise are in full force and effect, and neither the Company, the Bank nor any other subsidiary has any notice of any material claim that has been asserted by anyone adverse to the rights of the Company, the Bank or any other subsidiary under any such lease or sublease or affecting or questioning the rights of such corporation to the continued possession of the leased or subleased premises under any such lease or sublease.

                  (xxii) Each of the Company and its direct and indirect subsidiaries, owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company, the Bank nor any other subsidiary has received any notice of any restriction upon, or any notice of proceedings relating to revocation or modification of, any such licenses, permits, certificates, consents, orders, approvals or authorizations.

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                  (xxiii) No labor problem with the employees of the Company, the Bank or any other subsidiary exists or, to the best knowledge of the Company, is imminent such that it could materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its, the Bank's or any other subsidiary's principal suppliers, contractors or customers that could reasonably be expected to materially adversely affect the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

                  (xxiv) Except as disclosed in the Prospectus, there are no persons with registration or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

                  (xxv) Except as disclosed in the Prospectus, the Company and its direct and indirect subsidiaries, including the Bank, own or possess all patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets or other unpatented and/or unpatentable proprietary or confidential information systems or procedures), trademarks, service marks and trade names (collectively, "Patent and Proprietary Rights") currently employed by them in connection with the business now operated by them except where the failure to own, possess or acquire such Patent and Proprietary Rights would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise. Neither the Company, the Bank nor any other subsidiary has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Patent and Proprietary Rights, and which infringement or conflict (if the subject of any unfavorable decision, rule and refinement, singly or in the aggregate) could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

                  (xxvi) The Company and each subsidiary of the Company have filed all federal, state and local income, franchise or other tax returns required to be filed and have made timely payments of all taxes due and payable in respect of such returns, and no material deficiency has been asserted with respect thereto by any taxing authority.

                  (xxvii) The Company has filed with NASDAQ all documents and notices required by NASDAQ of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq SmallCap Market or, as applicable, the NASDAQ National Market.

                  (xxviii) Neither the Company, the Bank nor any other subsidiary of the Company has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation, under the 1934 Act or otherwise, of the price of the

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         Securities or the Common Stock.

                  (xxix) Neither the Company, the Bank nor any other subsidiary is or has been (by virtue of any action, omission to act, contract to which it is a party or by which it is bound, or any occurrence or state of facts whatsoever) in violation of any applicable foreign, federal, state, municipal or local statutes, laws, ordinances, rules, regulations and/or orders issued pursuant to foreign, federal, state, municipal or local statutes, laws, ordinances, rules, or regulations (including those relating to any aspect of securities registration or issuance, banking, bank holding companies, consumer credit, truth-in-lending, truth-in-savings, usury, currency transaction reporting, anti-money laundering and customer identification regulations, environmental protection, occupational safety and health and equal employment practices) heretofore or currently in effect, except such violations that have been fully cured or satisfied without recourse or that in the aggregate will not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

                  (xxx) Neither the Company, the Bank nor any other subsidiary has any agreement or understanding with any person (A) concerning the future acquisition by the Company or the Bank of a controlling interest in any entity or (B) concerning the future acquisition by any person of a controlling interest in the Company, the Bank or any other subsidiary, in either case that is required by the 1933 Act or the 1933 Act Regulations to be disclosed by the Company that is not disclosed in the Prospectus.

         (b) Any certificate signed by any authorized officer of the Company or the Bank and delivered to the Underwriter or to counsel for the Underwriter pursuant to this Agreement shall be deemed a representation and warranty by the Company to the Underwriter as to the matters covered thereby.

         (c) The Underwriter represents and warrants to and agrees with the Company that:


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                  (i) The Underwriter is registered as a broker-dealer with the
         Commission and is a member of the NASD.

                  (ii) The Underwriter is validly existing and in good standing as a corporation under the laws of the State of New Jersey with corporate power and authority to provide the services to be furnished to the Company hereunder.

                  (iii) The execution and delivery of this Agreement and the consummation of the transactions herein contemplated have been duly and validly authorized by all necessary corporate action on the part of the Underwriter, and this Agreement is a legal, valid and binding obligation of the Underwriter, enforceable in accordance with its terms, except as limited under applicable law and subject to bankruptcy, insolvency, reorganization or other laws relating to or affecting the enforcement of creditor's rights generally and equitable principles limiting the right to obtain specific enforcement or similar equitable relief.

                  (iv) The Underwriter and, to the Underwriter's knowledge, its employees, and agents who shall perform any of the services required hereunder to be performed by the Underwriter shall be duly authorized and shall have all licenses, approvals and permits necessary to perform such services.

                  (v) The execution and delivery of this Agreement by the Underwriter, the fulfillment of the terms set forth herein and the consummation of the transactions herein contemplated shall not violate or conflict with the corporate charter or bylaws of the Underwriter or violate, conflict with or constitute a breach of, or default (or any event which, with notice or lapse of time, or both, would constitute a default) under, any material agreement, indenture or other instrument by which the Underwriter is bound or under any governmental license or permit or any law, administrative regulation, authorization, approval or order or court decree, injunction or order applicable to it.

                  (vi) There is not now pending or, to the Underwriter's knowledge, threatened against the Underwriter any material action or proceeding before the Commission, the NASD, any state securities commission or any state or federal court concerning the Underwriter's activities as a broker-dealer.

         Section 2. Sale and Delivery to the Underwriter; Closing.

         (a) On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company agrees to sell to the Underwriter, and the Underwriter agrees to purchase from the Company, the number of Initial Securities set forth at the purchase price and terms set forth herein and in the Price Determination Agreement.

         In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the Underwriter to purchase all or a portion of the Option Securities in accordance with the terms set forth herein and in the Price Determination Agreement. The option hereby granted will expire at

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5:00 p.m. on the 30th day after the date the Registration Statement is declared effective by the Commission (or at 5:00 p.m. on the next business day following the 30th day if such 30th day is not a business day) and may be exercised, solely for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial Securities upon notice by the Underwriter to the Company setting forth the number of Option Securities as to which the Underwriter is exercising the option and the time, date and place of payment and delivery for the Option Securities. Such time and date of delivery (the "Option Closing Date") shall be determined by the Underwriter but shall not be later than five full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined, nor earlier than the second business day after the date on which the notice of the exercise of the option shall have been given.

         (b) Payment of the purchase price for, and delivery of certificates for, the Common Stock issuable in connection with the Initial Securities shall be made at such place as shall be agreed upon by the Company and the Underwriter, at 9:30 a.m. on the third full business day after the effective date of the Registration Statement, or at such other time not earlier than three or more than ten full business days thereafter as the Underwriter and the Company shall determine (such date and time of payment and delivery being herein called the "Closing Time"). In addition, in the event that any or all of the Option Securities are purchased by the Underwriter, payment of the purchase price for, and delivery of certificates for, such Option Securities shall be made at such place as shall be agreed upon by the Company and the Underwriter, on the Option Closing Date as specified in the notice from the Underwriter to the Company. Payment for the Initial Securities and the Option Securities, if any, shall be made to the Company by wire transfer of immediately available funds, against delivery of the Common Stock which comprises the Initial Securities and Option Securities, as the case may be, to the Underwriter.

         (c) The Common Stock which comprises the Initial Securities and Option Securities, as the case may be, shall be registered in such name or names as the Underwriter may request in writing at least two business days prior to the Closing Time or the Option Closing Time, as the case may be.

         Section 3. Certain Covenants of the Company. The Company covenants with the Underwriter as follows:

         (a) The Company will use its best efforts to cause the Registration Statement to become effective and will notify the Underwriter immediately, and confirm the notice in writing, (i) when the Registration Statement, or any post-effective amendment to the Registration Statement, shall have become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request of the Commission to amend the Registration Statement or amend or supplement the Prospectus or for additional information and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the institution or threatening of any proceedings for any of such purposes. The Company will use every reasonable effort to prevent the issuance of any such stop order or of any order preventing or suspending such use and, if any such order is issued, to obtain the lifting thereof at the earliest possible moment.

         (b) The Company will not at any time file or make any amendment to the Registration Statement or, if the Company has elected to rely upon Rule 430A of the 1933 Act Regulations ("Rule 430A"), any amendment or supplement to the Prospectus (including documents incorporated by reference into the Registration Statement or the Prospectus) of which the Underwriter shall not previously have been advised and furnished a copy, or to which the Underwriter or counsel for the Underwriter shall reasonably object.

         (c) The Company has furnished or will furnish to the Underwriter as many signed and conformed copies of the Registration Statement as originally filed and of each amendment thereto, whether filed before or after the Registration Statement becomes effective, copies of all exhibits and documents filed therewith and signed copies of all consents and certificates of experts as the Underwriter may reasonably request.

         (d) The Company will deliver or cause to be delivered to the Underwriter, without charge, from time to time until the effective date of the Registration Statement, as many copies of each preliminary prospectus as the Underwriter may reasonably request, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will deliver or cause to be delivered to the Underwriter, without charge, as soon as the Registration Statement shall have become effective (or, if the Company has elected to rely upon Rule 430A, as soon as practicable after the Price Determination Agreement has been executed and delivered) and thereafter from time to time as requested by the Underwriter during the period when the Prospectus is required to be delivered under the 1933 Act, such number of copies of the Prospectus (as supplemented or amended) as the Underwriter may reasonably request.

         (e) The Company will comply to the best of its ability with the 1933 Act and the 1933 Act Regulations, and the 1934 Act and the 1934 Act Regulations, so as to permit the completion of the distribution of the Securities as contemplated in this Agreement and in the Prospectus. If, at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition exist as a result of which it is necessary, in the reasonable opinion of counsel for the Underwriter or counsel for the Company, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading, in light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the reasonable opinion of either such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b) hereof, such amendment or supplement as may be necessary to correct such untrue statement or omission or to make the Registration Statement or the Prospectus comply with such requirements.

         (f) The Company will use its best efforts, in cooperation with the Underwriter, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions as the Underwriter may designate and to maintain such qualifications in effect for a period of not less than one year from the effective date of the Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. The Company will file such statements and reports as may be required by the laws of each jurisdiction in which Securities have been qualified as above provided.

         (g) The Company will make generally available, within the meaning of Rule 158 of the 1933 Act Regulations ("Rule 158"), to the holders of the Securities and the Underwriter as soon as practicable, but not later than 90 days after the close of the period covered thereby, an earnings statement of the Company and its subsidiaries (in form complying with the provisions of Rule 158) covering a period of at least 12 months beginning after the effective date of the Registration Statement but not later than the first day of the Company's fiscal quarter next following such effective date.

         (h) The Company will use the net proceeds received by it from the sale of the Securities in the manner specified in the Prospectus under the caption "Use of Proceeds."

         (i) The Company, during the period when a prospectus is required by the 1933 Act to be delivered in connection with the sales of Common Stock, will use its best efforts to cause a registration statement for the Common Stock to be effective and will file promptly all documents required to be filed with the Commission pursuant to Section 13 or 14 of the 1934 Act subsequent to the time the Registration Statement becomes effective.

         (j) For a period of five years after the Closing Time, the Company will furnish to the Underwriter copies of all annual reports, quarterly reports and current reports filed by the Company with the Commission, such other documents, reports, proxy statements and information as shall be furnished by the Company to its stockholders generally, and such other public information concerning the Bank or the Company as the Underwriter may reasonably request.

         (k) The Company will provide to the holders of the Common Stock annual reports containing financial statements audited by the Company's independent auditors and, upon written request, the Company's annual reports on Form 10-K or Form 10-KSB, as applicable.

         (l) The Company will file with NASDAQ all documents and notices required by NASDAQ of companies that have issued securities that are traded in the Nasdaq Stock Market.

         (m) The Company shall cause to be prepared by its counsel one or more "blue sky" surveys (each, a "Blue Sky Survey") for use in connection with the offering of the Securities as contemplated by the Prospectus and a copy of each Blue Sky Survey or surveys shall be delivered to each of the Company and the Underwriter. Furthermore, the Underwriter may, in its discretion, require the Company to cause any Blue Sky Survey prepared in connection with any prior public offering of the Company's securities to be updated by counsel for the Company through and as of the date hereof.

         (n) If, at the time the Registration Statement becomes effective, any information shall have been omitted therefrom in reliance upon Rule 430A, then the Company will prepare, and file or transmit for filing with the Commission in accordance with Rule 430A and Rule 424(b), copies of an amended Prospectus or, if required by Rule 430A, a post-effective amendment to the Registration Statement (including an amended Prospectus) containing all information so omitted.

         (o) The Company will, at its expense, subsequent to the issuance of the Securities, prepare and distribute to the Underwriter and counsel to the Underwriter a bound volume containing copies of the documents used in connection with the issuance of the Securities.

         (p) The Company will not, prior to the Option Closing Date or thirty
(30) days after the date of this Agreement, whichever occurs first, incur any material liability or obligation, direct or contingent, or enter into any material transaction, other than in the ordinary course of business, or any transaction with a related party which is required to be disclosed in the Prospectus pursuant to Item 404 of Regulation S-K (or Regulation S-B, as applicable) of the Commission, except as contemplated by the Prospectus.

         (q) The Company will not sell or issue, contract to sell or issue, or otherwise dispose of, for a period of 180 days after the Closing Time, without the prior written consent of the Underwriter, any shares of, or any securities convertible into or exercisable for shares of, Common Stock other than in connection with any plan or arrangement described in the Prospectus.

         Section 4. Payment of Expenses.

         (a) Whether or not the sale of the Securities by the Company is consummated, the Company agrees to pay all expenses incident to the performance of the obligations of the Company under this Agreement, including the following:
(i) the preparation, printing, issuance and delivery of the certificates or entries evidencing the shares of Common Stock comprising the Securities; (ii) the fees and disbursements of the Company's counsel, accountants and other advisors; (iii) the qualification or exemption from qualification of the Securities under all applicable securities or "blue sky" laws, including filing fees and the reasonable fees and disbursements of counsel in connection therewith and in connection with the preparation of the Blue Sky Survey concerning such jurisdictions as the Underwriter may reasonably designate; (iv) the printing and delivery to the Underwriter, in such quantities as the Underwriter shall reasonably request, copies of the Prospectus, and all other documents in connection with this Agreement; (v) the filing fees and the fees and disbursements of counsel incurred in connection with the review of the Offering by the NASD; (vi) the fees for listing the Common Stock comprising the Securities on the Nasdaq SmallCap Market or the NASDAQ National Market, as applicable; (vii) the fees and expenses relating to advertising expenses, investor meeting expenses and other miscellaneous expenses relating to the marketing by the Underwriter of the Securities; and (viii) the fees and charges of any transfer agent, registrar or other agent. In the event that the Underwriter incurs any such expenses on behalf of the Company, the Company will pay or reimburse the Underwriter for such expenses regardless of whether the Offering is successfully completed, and such reimbursements will not be included in the expense limitations set forth in the following paragraph.

         (b) In addition, the Company will reimburse the Underwriter for all reasonable out-of- pocket expenses, including legal fees and expenses of Underwriter's counsel, incurred by the Underwriter in connection with the services provided by the Underwriter to the Company pursuant to this Agreement. Such legal fees shall not exceed (i) $60,000 with regard to the Offering (excluding the out-of-pocket expenses of counsel and any "blue sky" fees and expenses), (ii) and $10,000 with regard to the Underwriter's other out-of-pocket expenses without the approval of the Company. The Underwriter will provide a detailed accounting of the out-of-pocket expenses referred to in this paragraph, which will be paid by the Company on the Closing Time. The parties hereto acknowledge that the expense limitations set forth in this paragraph may be exceeded in the event of a material delay in the Offering that requires an update of financial or other information contained in the Prospectus.

         (c) If (i) the Closing Time does not occur on or before _____, 2004,
(ii) the Company abandons or terminates the Offering, or (iii) this Agreement is terminated by the Underwriter in accordance with the provisions of Section 5 or 9(a), the Company shall reimburse the Underwriter for its reasonable out-of-pocket expenses, as set forth in this Section 4, including the reasonable fees and disbursements of counsel for the Underwriter.

         Section 5. Conditions of Underwriter's Obligations. The obligations of the Underwriter to purchase and pay for the Securities that it has agreed to purchase pursuant to this Agreement are subject, in the discretion of the Underwriter, to the accuracy of the representations and warranties of the Company contained herein or in certificates of the officers of the Company or any subsidiary delivered pursuant to the provisions hereof, to the execution of the Price Determination Agreement no later than 5:30 p.m. on the first business day following the date hereof, or at such later time as the Underwriter may agree in writing (in the Underwriter's sole discretion), to the performance by the Company of its obligations hereunder and to the following further conditions:

         (a) The Registration Statement shall have become effective no later than 4:00 p.m. on the first business day following the date hereof, or at such later time or on such later date as the Underwriter may agree to in writing; at the Closing Time, no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act and no proceedings for that purpose shall be pending or, to the Underwriter's knowledge or the knowledge of the Company, shall be contemplated by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the satisfaction of counsel for the Underwriter. If the Company has elected to rely upon Rule 430A, a prospectus containing the information required by Rule 430A shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

         (b) At the Closing Time, the Underwriter shall have received:

                  (i) The favorable opinion, dated as of the Closing Time, of Maupin Taylor, P.A. ("Maupin Taylor"), counsel for the Company, in form and substance reasonably satisfactory to counsel for the Underwriter, substantially in the form set forth in EXHIBIT C and a letter in the form of EXHIBIT D.

                  (ii) The favorable opinion, dated as of the Closing Time, of Gaeta & Associates, P.A. ("Gaeta & Associates") counsel for the Underwriter, in form and substance satisfactory to the Underwriter.

         In rendering their opinion, counsel may rely, to the extent such counsel deems such reliance necessary or appropriate, upon certificates of governmental officials, certificates or opinions of other counsel reasonably satisfactory to the Underwriter and, as to matters of fact, officers' certificates. The opinion of such counsel need refer only to matters of North Carolina and federal law and may add other qualifications and explanations of the basis of their opinion as may be reasonably acceptable to the Underwriter.

         (c) At the Closing Time and again at the Option Closing Date, (i) the Registration Statement and the Prospectus, as they may then be amended or supplemented, shall contain all statements that are required to be stated therein under the 1933 Act and the 1933 Act Regulations and shall conform in all material respects to the requirements of the 1933 Act and the 1933 Act Regulations, the Company shall have complied in all material respects with Rule 430A (if it shall have elected to rely thereon), and neither the Registration Statement nor the Prospectus, as they may then be amended or supplemented, shall contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading; (ii) there shall not have been, since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business; (iii) no action, suit or proceeding at law or in equity shall be pending or, to the knowledge of the Company, threatened against the Company or its subsidiaries that would be required to be set forth in the Prospectus that is not set forth therein, and no proceedings shall be pending or, to the knowledge of the Company, threatened against either of the Company or any subsidiary of the Company before or by any federal, state or other commission, board or administrative agency wherein an unfavorable decision, ruling or finding would materially adversely affect the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, other than as set forth in the Prospectus; (iv) the Company shall have complied, in all material respects, with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to the Closing Time or Option Closing Date, as applicable;
(v) the other representations and warranties of the Company set forth in Section l(a) hereof shall be accurate in all material respects as though expressly made at and as of the Closing Time or Option Closing Date, as applicable; and (vi) no stop order suspending the effectiveness of the Registration Statement shall have been issued and no proceeding for that purpose been initiated or, to the best knowledge of the Company, threatened by the Commission. At the Closing Time, the Underwriter shall have received a certificate of the President and the Chief Financial Officer of the Company, dated as of the Closing Time, to such effect.

         (d) At the time that this Agreement is executed by the Company, the Underwriter shall have received from Dixon Hughes a letter or letters, dated such date, in form and substance satisfactory to the Underwriter, confirming that they are independent certified public accountants with respect to the Company within the meaning of the 1933 Act and the 1933 Act Regulations, and stating in effect that, with respect to the Company:

                  (i) in their opinion, the consolidated financial statements as of December 31, 2003 and 2002, and for each of the years in the three year period ended December 31, 2003 and the related financial statement schedules, if any, included or incorporated by reference in the Registration Statement and the Prospectus and covered by their opinions included therein comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and the 1933 Act Regulations;

                  (ii) on the basis of procedures (but not an audit in accordance with generally accepted accounting standards) specified by the AICPA for a review of interim financial information as described in SAS No. 100, Interim Financial Information, including a reading of the latest available interim consolidated financial statements of the Company, a reading of the minutes of all meetings of the Board of Directors of the Company and the Bank and of the Audit and Executive Committees of the Board of Directors of the Bank since June 30, 2004, inquiries of certain officials of the Company and its subsidiaries responsible for financial and accounting matters, and such other inquiries and procedures as may be specified in such letter, nothing came to their attention that caused them to believe that:

                           (A) the unaudited interim consolidated financial
                  information included or incorporated by reference in the Prospectus, if any, do not comply as to form in all material respects with applicable accounting requirements of the 1933 Act, or are not presented in conformity with generally accepted accounting principles applied on a basis consistent with that of the audited financial statements included in the Prospectus;

                           (B) at a specified date not more than three days
                  prior to the date of this Agreement, there was any increase in total borrowings, real estate owned or Federal Home Loan Bank advances of the Company and its consolidated subsidiaries or any decrease in total assets, total deposits or stockholders' equity of the Company and its consolidated subsidiaries, any increase in the number of outstanding shares of capital stock of the Company and its consolidated subsidiaries or any increase or decrease in loan loss allowance of the Company and its consolidated subsidiaries, in each case as compared with amounts shown in the financial statements at June 30, 2004 included in the Registration Statement, except in all cases for changes, increases or decreases that the Registration Statement discloses have occurred or may occur; or

                           (C) for the period from June 30, 2004 to a specified
                  date not more than three days prior to the date of this Agreement, there was any decrease in consolidated net interest income, non-interest income, net income or net income per share or any increase in the consolidated provision for loan losses, in each case as compared with a period of comparable length in the preceding year, except in all cases for changes, increases or decreases that the Registration Statement discloses have occurred or may occur; and

                  (iii) in addition to the procedures referred to in clause (ii) above, they have performed other specified procedures, not constituting an audit, with respect to certain amounts, percentages, numerical data and financial information appearing in the Registration Statement (including the Selected Consolidated Financial Data) (having compared such items with, and having found such items to be in agreement with, the financial statements of the Company or general accounting records of the Company, as applicable, which are subject to the Company's internal accounting controls or other data and schedules prepared by the Company from such records); and

                  (iv) on the basis of a review of schedules provided to them by the Company, nothing came to their attention that caused them to believe that the pro forma information set forth in the Prospectus under the heading "Capitalization" had not been correctly calculated on the basis described therein.

         (e) At the Closing Time, the Underwriter shall have received from Dixon Hughes a letter, in form and substance satisfactory to the Underwriter and dated as of the Closing Time, reaffirming the statements made in the letter(s) furnished pursuant to Section 5(d) hereof, except that the inquiries specified in Section 5(d) hereof shall be made based upon the latest available unaudited interim consolidated financial statements and the specified date referred to shall be a date not more than five days prior to the Closing Time.

         (f) At the Closing Time, counsel for the Underwriter shall have been furnished with all such documents, certificates and opinions as they may reasonably request for the purpose of enabling them to pass upon the issuance and sale of the Securities as contemplated in this Agreement and the matters referred to in Section 5(c) hereof and in order to evidence the accuracy and completeness of any of the representations, warranties or statements of the Company, the performance of any of the covenants of the Company or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company at or prior to the Closing Time in connection with the authorization, issuance and sale of the Securities as contemplated in this Agreement shall be satisfactory in form and substance to the Underwriter and to counsel for the Underwriter.

         (g) The Company shall have paid, or made arrangements satisfactory to the Underwriter for the payment of, all such expenses as may be required by
Section 4 hereof.

         (h) In the event the Underwriter exercises its option provided in
Section 2 hereof to purchase all or any portion of the Option Securities, the obligations of the Underwriter to purchase the Option Securities that it has agreed to purchase shall be subject to the receipt by the Underwriter on the Option Closing Date of:

                  (i) A certificate, dated the Option Closing Date, of the President and the Chief Financial Officer of the Company confirming that the certificate delivered at the Closing Time pursuant to Section 5(c) hereof remains true as of the Option Closing Date;

                  (ii) The favorable opinion of Maupin Taylor, counsel for the Company, addressed to the Underwriter and dated the Option Closing Date, in form satisfactory to Gaeta & Associates, counsel to the Underwriter, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(i) hereof;

                  (iii) The favorable opinion of Gaeta & Associates, counsel to the Underwriter, dated the Option Closing Date, relating to the Option Securities and otherwise to the same effect as the opinion required by Section 5(b)(ii) hereof; and

                  (iv) A letter from Dixon Hughes addressed to the Underwriter and dated the Option Closing Date, in form and substance satisfactory to the Underwriter and substantially the same in form and substance as the letter(s) furnished to the Underwriter pursuant to Section 5(e) hereof.

         (i) The Common Stock comprising the Securities shall have been qualified or registered for sale, or subject to an available exemption from such qualification or registration, under the "blue sky" or securities laws of such jurisdictions as shall have been reasonably specified by the Underwriter, and the Offering contemplated by this Agreement shall have been cleared by the NASD.

         (j) The Lock-Up Agreements shall have been delivered to the Underwriter.

         If any of the conditions specified in this Section 5 shall not have been fulfilled when and as required by this Agreement, this Agreement may be terminated by the Underwriter on notice to the Company at any time at or prior to the Closing Time, and such termination shall be without liability of any party to any other party, except as provided in Section 4 of this Agreement. Notwithstanding any such termination, the provisions of Sections 4, 6, 7, 10 and 12 of this Agreement shall remain in effect.

         Section 6. Indemnification.

         (a) The Company agrees to indemnify and hold harmless the Underwriter, each officer, director, employee, agent and legal counsel of the Underwriter, and each person, if any, who controls the Underwriter within the meaning of
Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any loss, liability, claim, damage and expense whatsoever (which shall include, but not be limited to, amounts incurred in investigating, preparing or defending against any litigation, commenced or threatened, or any claim or investigation whatsoever and any and all amounts paid in settlement of any claim or litigation, provided such settlement is entered into with the consent of the Company as provided herein), as and when incurred, arising out of, based upon or in connection with (i) any untrue statement or alleged untrue statement of a material fact or any omission or alleged omission to state a material fact required to be stated therein or necessary to make the statements therein not misleading, contained in (A) any preliminary prospectus, the Registration Statement or the Prospectus (as from time to time amended and supplemented), or any amendment or supplement thereto or in any document incorporated by reference therein or required to be delivered with any preliminary prospectus or the Prospectus or (B) in any application or other document or communication (collectively called an "application") executed by or on behalf of the Company or based upon written information furnished by or on behalf of the Company filed in any jurisdiction in order to qualify the Securities under the "blue sky" or securities laws thereof or filed with the Commission, the NASD or any securities exchange, unless such statement or omission or alleged statement or omission was made in reliance upon and in conformity with written information concerning the Underwriter, this Agreement or the compensation of the Underwriter furnished to the Company by or on behalf of the Underwriter expressly for inclusion in any preliminary prospectus, the

Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application, as the case may be, or (ii) any breach of any representation, warranty, covenant or agreement of the Company contained in this Agreement. For purposes of this section, the term "expense" shall include, but not be limited to, counsel fees and costs, court costs, out-of-pocket costs and compensation for the time spent by any of the Underwriter's directors, officers, employees and counsel according to his or her normal hourly billing rates. The indemnification provisions shall also extend to all directors, officers, employees, agents, legal counsel and controlling persons of each affiliate of the Underwriter.

         (b) The Underwriter agrees to indemnify and hold harmless the Company, its directors, each officer who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section 15 of the 1933 Act or Section 20(a) of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) above, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in any preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or any application in reliance upon and in conformity with written information about the Underwriter, this Agreement or the compensation of the Underwriter, furnished to the Company by the Underwriter expressly for inclusion in such preliminary prospectus, the Registration Statement or the Prospectus, or any amendment or supplement thereto, or in any application.

         (c) An indemnified party shall give prompt notice to each indemnifying party if any action, suit, proceeding or investigation is commenced in respect of which indemnity may be sought hereunder, but failure to notify an indemnifying party shall not relieve the indemnifying party from its obligations to indemnify hereunder, except to the extent that the indemnifying party has been prejudiced in any material respect by such failure. If it so elects within a reasonable time after receipt of such notice, an indemnifying party may assume the defense of such action, including the employment of counsel satisfactory to the indemnified parties and the payment of all expenses of the indemnified party in connection with such action. Such indemnified party or parties shall have the right to employ its or their own counsel in any such case, but the fees and expenses of such counsel shall be at the expense of such indemnified party or parties unless the employment of such counsel shall have been authorized in writing by the indemnifying party in connection with the defense of such action or the indemnifying party shall not have promptly employed counsel satisfactory to such indemnified party or parties or such indemnified party or parties shall have reasonably concluded that there may be one or more legal defenses available to it or them or to other indemnified parties that are different from or additional to those available to one or more of the indemnifying parties, in any of which events such fees and expenses shall be borne by the indemnifying party and the indemnifying party shall not have the right to direct the defense of such action on behalf of the indemnified party or parties. The Company shall be liable for any settlement of any claim against the Underwriter (or any of its directors, officers, employees, agents, legal counsel or controlling persons) made with the Company's written consent, which consent shall not be unreasonably withheld. The Company shall not, without the written consent of the Underwriter, settle or compromise any claim against the Underwriter (or any of its directors, officers, employees, agents, legal counsel or controlling persons) based upon circumstances giving rise to an indemnification claim against the Company hereunder unless such settlement or compromise provides that the Underwriter and the other indemnified parties shall be unconditionally and irrevocably released from all liability in respect to such claim.

         (d) In order to provide for just and equitable contribution, if a claim for indemnification pursuant to these indemnification provisions is made but it is found in a final judgment by a court that such indemnification may not be enforced in such case, even though the express provisions hereof provide for indemnification in such case, then the Company, on the one hand, and the Underwriter, on the other hand, shall contribute to the amount paid or payable by such indemnified persons as a result of such loss, liability, claim, damage and expense (i) in such proportion as is appropriate to reflect the relative benefits received by the Company, on the one hand, and the Underwriter, on the other hand, from the underwriting, or (ii) if the allocation provided by clause
(i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company, on the one hand, and the Underwriter, on the other hand, in connection with the statements, acts or omissions which resulted in such loss, liability, claim, damage and expense, and any other relevant equitable considerations. No person found liable for a fraudulent misrepresentation or omission shall be entitled to contribution from any person who is not also found liable for such fraudulent misrepresentation or omission. Notwithstanding the foregoing, the Underwriter shall not be obligated to contribute any amount hereunder that exceeds the amount of the underwriting discount retained by it.

         (e) The indemnity and contribution agreements contained herein are in addition to any liability which the Company may otherwise have to the Underwriter.

         (f) Neither termination nor completion of the engagement of the Underwriter nor any investigation made by or on behalf of the Underwriter shall affect the indemnification obligations of the Company or the Underwriter hereunder, which shall remain and continue to be operative and in full force and effect.

         Section 7. Representations, Warranties and Agreements to Survive Delivery. The representations, warranties, indemnities, agreements and other statements of the Company or its officers set forth in or made pursuant to this Agreement will remain operative and in full force and effect regardless of any investigation made by or on behalf of the Underwriter or any controlling person of the Underwriter and will survive termination of this Agreement and receipt or delivery of and payment for the Securities.

         Section 8. Offering by the Underwriter. The Company is advised by the Underwriter that the Underwriter proposes to make a public offering of the Securities, on the terms and conditions set forth in the Registration Statement from time to time as and when the Underwriter deems advisable after the Registration Statement becomes effective.

         Section 9. Termination of Agreement.

         (a) The Underwriter may terminate this Agreement, by notice to the Company, at any time at or prior to the Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Registration Statement, any material adverse change in the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise, whether or not arising in the ordinary course of business; or
(ii) if there has occurred any material adverse change in the financial markets of the United States, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Underwriter, impracticable or inadvisable to market the Securities or enforce contracts for the sale of the Securities; or (iii) if trading in any securities of the Company has been suspended or materially limited by the Commission or the NASD, or if trading generally on The New York Stock Exchange, Nasdaq National Market, Nasdaq SmallCap market or in the over-the-counter market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices for securities have been required, by such exchange or system or by order of the Commission, the NASD or any other governmental authority with appropriate jurisdiction over such matters, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States; or (iv) if a banking moratorium has been declared by any federal, North Carolina, New York or New Jersey authority; or (v) if there shall have been such material and substantial change in the market for securities in general or in political, financial or economic conditions as in the Underwriter's judgment makes it inadvisable to proceed with the offering, sale and delivery of the Securities on the terms contemplated by the Prospectus; or (vi) if the Underwriter reasonably determines (which determination shall be in good faith) that there has not been satisfactory disclosure of all relevant financial information relating to the Company in the Company's disclosure documents and that the sale of the Securities is inadvisable given such disclosures; or (vii) if the Price Determination Agreement has not been executed by all the parties hereto prior to 5:30 p.m. on the first business day following the date of this Agreement.

         (b) If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party, except to the extent provided in Section 4 hereof. Notwithstanding any such termination, the provisions of Sections 4, 6, 7, 10 and 12 hereof shall remain in effect.

         Section 10. Notices. All notices and other communications under this Agreement shall be in writing and shall be deemed to have been duly given if delivered, mailed or transmitted by any standard form of telecommunication. Notices shall be addressed as follows:

         If to the Underwriter:

                  Ryan Beck & Co.,  Inc.
                  18 Columbia Turnpike
                  Florham Park, New Jersey 07932-2289
                  Attention:  David P. Downs, Managing Director

         with a copy to:

                  Gaeta & Associates, P.A.
                  8305 Falls of Neuse Road, Suite 203
                  Raleigh, North Carolina  27615
                  Attention: Anthony Gaeta, Jr., Esq.

         If to the Company:

                  Gateway Financial Holdings, Inc.
                  1145 North Road Street
                  Elizabeth City, North Carolina  27909-3334
                  Attention: D. Ben Berry, President & Chief Executive Officer

         with a copy to:

                  Maupin Taylor, P.A.
                  3200 Beechleaf Court
                  Highwoods Tower One, Suite 500
                  Raleigh, North Carolina  27604
                  Attention: Ronald D. Raxter, Esq.


         Section 11. Parties. This Agreement is made solely for the benefit of the Underwriter, and the officers, directors, employees, agents and legal counsel of the Underwriter specified in Section 6 hereof, the Company and, to the extent expressed, any person controlling the Company or the Underwriter, and the directors of the Company, its officers who have signed the Registration Statement, and their respective executors, administrators, successors and assigns, and no other person shall acquire or have any right under or by virtue of this Agreement. The term "successors and assigns" shall not include any purchaser, as such purchaser, from the Underwriter of the Securities.

         Section 12. WAIVER OF TRIAL BY JURY. THE UNDERWRITER AND THE COMPANY HEREBY WAIVE ALL RIGHT TO TRIAL BY JURY IN ANY ACTION, PROCEEDING, CLAIM OR COUNTERCLAIM (WHETHER BASED IN CONTRACT, TORT OR OTHERWISE) RELATED TO OR ARISING OUT OF THIS AGREEMENT.

         Section 13. Governing Law and Time. This Agreement shall be governed by the laws of the State of New Jersey. Specified times of the day refer to New York City time.

         Section 14.Counterparts. This Agreement may be executed in one or more counterparts, and when a counterpart has been executed by each party, all such counterparts taken together shall constitute one and the same agreement.

         Section 15. Miscellaneous. This Agreement, including all Exhibits hereto, constitutes the entire understanding of the parties and supercedes any and all prior negotiations of the parties with respect to this subject matter. This Agreement may be amended only in writing signed by each of the parties. In the event that any term, provision or covenant herein or the application thereof to any circumstances or situation shall be invalid or unenforceable, in whole or in part, the remainder hereof and the application of said term, provision or covenant to any other circumstance or situation shall not be affected thereby, and each term, provision or covenant herein shall be valid and enforceable to the full extent permitted by law. The failure or delay by the Underwriter or the Bank in exercising any right, power or privilege hereunder shall not operate as a waiver thereof, nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, power or privilege hereunder. If the Public Offering is consummated, the Underwriter may, at its option and expense, place an announcement in such newspapers and periodicals as the Underwriter may choose stating that the Underwriter has so acted, and the capacity in which it has acted.


         [The remainder of this page has been left blank intentionally.]

IN WITNESS WHEREOF, the parties hereto have signed this Agreement and have declared it effective as of the date written above.


                                    GATEWAY FINANCIAL HOLDINGS, INC.



                                         By:
                                             -----------------------------------
                                             D. Ben Berry
                                             President, Chief Executive Officer
                                             Chairman of the Board of Directors


                                    RYAN BECK & CO.,  INC.


                                         By:
                                             -----------------------------------
                                             David P. Downs
                                             Managing Director

                                                                       EXHIBIT A


                        GATEWAY FINANCIAL HOLDINGS, INC.

                         (a North Carolina corporation)

                        _________ Shares of Common Stock



                          PRICE DETERMINATION AGREEMENT



                                __________, 2004


Ryan Beck & Co., Inc.
18 Columbia Turnpike
Florham Park, New Jersey  07932-2289

Ladies and Gentlemen:

Reference is made to the Underwriting Agreement, dated _____________, 2004 (the "Underwriting Agreement"), among Gateway Financial Holdings, Inc., a North Carolina corporation (the "Company"), and Ryan Beck & Co., Inc., (the "Underwriter"). The Underwriting Agreement provides for the purchase by the Underwriter from the Company, subject to the terms and conditions set forth therein, of 1,400,000 shares of Common Stock of the Company ("Securities"), subject to the Underwriter's option to purchase up to an additional 210,000 Securities (to cover over-allotments, if any). This Agreement is the Price Determination Agreement referred to in the Underwriting Agreement.

Pursuant to Section 2 of the Underwriting Agreement, the Company agrees with the Underwriter as follows:

         1.       The public offering price per Security shall be $____.

         2. The purchase price for the Securities to be paid by the Underwriter shall be $____ per Security.

The Company represents and warrants to the Underwriter that the representations and warranties of the Company set forth in Section 1(a) of the Underwriting Agreement are accurate as though expressly made at and as of the date hereof.

This Agreement shall be governed by the laws of the State of New Jersey.

If the foregoing is in accordance with the understanding of the Underwriter of the agreement between the Underwriter and the Company, please sign and return to the Company a counterpart hereof, whereupon this instrument, along with all counterparts and together with the Underwriting Agreement, shall be a binding agreement between the Underwriter and the Company in accordance with its terms and the terms of the Underwriting Agreement.

                                 Very truly yours,

                                 GATEWAY FINANCIAL HOLDINGS, INC.


                                      By:
                                          --------------------------------------
                                          D. Ben Berry
                                          President, Chief Executive Officer and
                                          Chairman of the Board of Directors

Confirmed and accepted as of
the date first above written:

RYAN BECK & CO.,  INC.


By:
    -------------------------
    Name: David P. Downs
    Title: Managing Director

                                                                       EXHIBIT B


                                LOCK-UP AGREEMENT


Ryan, Beck & Co., Inc.
18 Columbia Turnpike
Florham Park, New Jersey  07932-2289

RE:      Gateway Financial Holdings, Inc.

Ladies & Gentlemen:

         The undersigned is an owner of record or beneficially of certain shares of Common Stock ("Common Stock") of Gateway Financial Holdings, Inc. (the "Company") or securities convertible into or exchangeable or exercisable for Common Stock. The Company proposes to carry out a public offering of Common Stock of the Company (the "Offering") for which you will act as underwriter. The undersigned recognizes that the Offering will be of benefit to the undersigned and will benefit the Company by, among other things, raising additional capital for its operations. The undersigned acknowledges that you are relying on the representations and agreements of the undersigned contained in this letter in carrying out the Offering and in entering into underwriting agreements with the Company with respect to the Offering.

         In consideration of the foregoing, the undersigned hereby agrees that the undersigned will not offer to sell, contract to sell, or otherwise sell, dispose of, loan, pledge or grant (each a "Disposition") any rights with respect to any shares of Common Stock, any options or warrants to purchase any shares of Common Stock or any securities convertible into or exchangeable for shares of Common Stock (collectively, "Securities") now owned or hereafter acquired directly by such person or with respect to which such person has or hereafter acquires the power of disposition, otherwise than (i) as a bona fide gift or gifts, provided the donee or donees thereof agree in writing to be bound by this restriction, (ii) for grants of employee stock options pursuant to the terms of a plan in effect on the date hereof, issuances of Common Stock pursuant to the exercise of such options or the exercise of any other employee stock options outstanding on the date hereof, or (iii) with the prior written consent of Ryan Beck & Co., Inc., for a period commencing on the date hereof and continuing to March 31, 2005, inclusive (the "Lock-up Period"). The foregoing restriction has been expressly agreed to preclude the undersigned holder of the Securities from engaging in any hedging or other transaction which is designed to or reasonably expected to lead to or result in a Disposition of Securities during the Lock-up Period, even if such Securities would be disposed of by someone other than the holder. Such prohibited hedging or other transactions would include, without limitation, any short sale (whether or not against the box) or any purchase, sale or grant of any right (including, without limitation, any put or call option) with respect to any Securities or with respect to any security (other than a broad-based market basket or index) that includes, relates to or derives any significant part of its composition or value from Securities. The undersigned also agrees and consents to the entry of stop transfer instructions with the Company's transfer agent and registrar against the transfer of shares of Common Stock or Securities held by the undersigned except in compliance with the foregoing restrictions.

         This agreement is irrevocable and will be binding on the undersigned and the respective successors, heirs, personal representatives, and assigns of the undersigned. This letter agreement shall terminate and be of no further force and effect upon a decision by Ryan Beck & Co., Inc. or the Company not to proceed with the Offering.

Dated:
       ----------------------------



                                            ------------------------------------
                                                        [Signature]


                                            ------------------------------------
                                               Printed Name of Person Signing

                                                                       EXHIBIT C


                                 [Closing Date]

Ryan, Beck & Co., Inc.
18 Columbia Turnpike
Florham Park, New Jersey 07932-2289


Ladies and Gentlemen:

         We have acted as counsel to Gateway Financial Holdings, Inc., a North Carolina business corporation (the "Company") in connection with the offering of up to ________ shares of the no par value common stock ("Common Stock") of the Company in an underwritten public offering (the "Offering") by you. The Offering was made pursuant to that certain Underwriting Agreement between you and the Company dated ______________ (the "Underwriting Agreement"). This opinion letter is furnished to you pursuant to Section 5(b)(i) of the Underwriting Agreement. Terms not otherwise defined herein shall have the same meaning as in the Underwriting Agreement.

         As such counsel, we have examined originals or copies of (i) the Company's Articles of Incorporation and its bylaws; (ii) certificates of officers or representatives of the Company and of public officials; (iii) the corporate proceedings of the Company authorizing the execution and delivery of the Underwriting Agreement; (iv) the Underwriting Agreement; (v) specimen forms of certificates representing the Common Stock; (vi) the Preliminary Prospectus describing the Offering and the Final Prospectus dated _______________ describing the Offering (collectively, the "Prospectus"), and (vii) and such other documents, and have made such other investigations as we have deemed necessary or appropriate for the purpose of giving the opinions contained in this letter. As such counsel, we participated in the preparation of the Underwriting Agreement, and consulted with officers or representatives of the Company concerning the terms and provisions thereof and the representations and warranties made by the Company thereunder. As counsel to the Company, we participated in the preparation of the Prospectus, which is a part of the Company's registration statement on Form SB-2 (the "Registration Statement").

         In giving certain of the opinions expressed in this letter and making our investigations in connection with this letter, we have assumed (i) the due authorization of the parties thereto (other than the Company) of the documents we have examined; (ii) the due execution and delivery by the parties thereto (other than the Company) of the documents we have examined; (iii) the genuineness of all signatures by individuals; (iv) the personal legal capacity of all individual signatories; (v) the authenticity of all documents presented to us as originals; (vi) the conformity to the originals of all documents presented to us as copies; and (vii) the integrity and completeness of the minute books of the Company presented to us for our examination. We have no reason to believe that the foregoing assumptions are unwarranted.

         As to various questions of fact material to such opinions, we have relied, without investigation or analysis of any underlying data contained therein, upon certificates of public officials and of officers of the Company, and on the representations and warranties in accordance with Section 1 of the Underwriting Agreement. Except as expressly stated herein, we have not independently verified any factual matters in connection with the giving of the opinions set forth below. In rendering our opinion that the Company is "validly existing as a North Carolina corporation," we have relied solely upon a Certificate of Existence regarding the Company from the North Carolina Secretary of State dated _______, 2004.

         Whenever our opinion is qualified with "to the best of our knowledge," with your consent, we have relied exclusively upon certificates of officers of the Company and certificates of others as to the existence or non-existence of the circumstances upon which this opinion is predicated and on various representations and warranties contained in the Underwriting Agreement. We have not conducted any independent investigation in this regard. The phrase "to the best of our knowledge" means the conscious awareness of the lawyers in our Firm who were actively involved in the Offering.

         Based solely upon the foregoing and in reliance thereon, and subject to the limitations, qualifications and exceptions set forth in this letter, we are of the opinion that:

         (1) The Company is validly existing as a North Carolina corporation with the corporate power and authority to own, lease and operate the combined properties as described in the Prospectus. Each of the Company's subsidiaries is validly existing and in good standing under the laws of its jurisdiction of organization, and each has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus.

         (2) The Company is duly registered with the Board of Governors of the Federal Reserve System as a financial holding company under the Bank Holding Company Act of 1956, as amended. Gateway Bank & Trust Co. (the "Bank") is a North Carolina-chartered commercial bank subsidiary of the Company and the deposit accounts of the Bank are insured by the Bank Insurance Fund of the Federal Deposit Insurance Corporation ("FDIC") up to the maximum allowable limits thereof. The Company has all such power, authority, authorization, approvals and orders as may be required to enter into the Underwriting Agreement and to carry out the provisions and conditions thereof.

         (3) Each of the Company and its direct or indirect subsidiaries is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction in which such qualification is required, unless the failure to be so qualified in one or more of such jurisdictions would not have a material adverse effect on the financial condition or the business, operations, net income or prospects of the Company taken as a whole.

         (4) The authorized equity capital of the Company consists of 10,000,000 shares of common stock, no par value, _________________ shares of which are issued and outstanding as of the date of this letter and 1,000,000 shares of preferred stock, no par value, no shares of which are issued and outstanding. All of the outstanding shares of capital stock of the Company and each of the Company's other subsidiaries have been duly authorized and validly issued and are fully paid and non-assessable (except, in the case of the Bank, to the extent provided in N.C. Gen. Stat. Section 53-42) and all of the outstanding shares of capital stock of the Company qualify as Tier 1 capital pursuant to the regulations of the Board of Governors of the Federal Reserve System (the "FRB").

         (5) The activities of each subsidiary of the Company, as described in the Prospectus, are permitted by the rules, regulations, policies and practices of the North Carolina Commissioner of Banks (the "Commissioner"), the FDIC, the FRB and/or the North Carolina Department of Insurance as the case may be, and any other federal or state authority having jurisdiction over such matters. All of the outstanding stock of each subsidiary of the Company is owned of record and beneficially by the Company, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity.

         (6) Except for the Bank, Gateway Insurance Services, Inc., Gateway Investment Services, Inc., Gateway Capital Statutory Trust I and Gateway Capital Statutory Trust II, the Company does not have any "significant subsidiaries" as defined in Rule 1-02 of Regulation S-X of the Commission.

         (7) The information contained in the Prospectus under the captions "Supervision and Regulation" and "Description of Our Securities" to the extent that it constitutes matters of law, summaries of legal matters, documents or proceedings or legal conclusions, is accurate in all material respects. The capital stock of the Company conforms in all material respects to the description thereof contained or incorporated by reference in the Prospectus and such description conforms to the rights set forth in the instruments defining the same. The form of certificate used to evidence the Common Stock is in due and proper form.

         (8) The Underwriting Agreement has been duly authorized, executed and delivered by the Company and is the legal, valid and binding agreement of the Company, subject, as to enforceability, to bankruptcy, insolvency, reorganization, moratorium, conservatorship, receivership and other laws of general applicability relating to or affecting creditors' rights or the rights of creditors of depository institutions the deposits of which are insured by the Bank Insurance Fund, to general principles of equity (whether considered in an action at law or in equity) and to the extent that rights to indemnity and contribution thereunder may be limited under applicable laws or under considerations of public policy.

         (9) The Common Stock to be issued in connection with the Offering has been duly and validly authorized for issuance, and when issued and delivered by the Company against payment of consideration therefor, will be duly authorized and validly issued, fully paid and nonassessable. The issuance of the Common Stock is not subject to any preemptive rights. Upon the issuance of the Common Stock, against payment therefor in accordance with the Prospectus, the purchasers will have full legal title to the Common Stock, subject to such claims as may be asserted against the purchasers thereof by third-party claimants. The Common Stock conforms in all material respects to the description thereof in the Prospectus, and such description conforms in all material respects to the rights set forth in the instruments defining the same.

         (10) None of the attorneys of our Firm who have been actively involved in the representation of the Company are consciously aware of any shares of the Company's no par value common stock issued and outstanding as of the date hereof that were not offered and sold pursuant to: (i) an effective registration statement filed in compliance with the requirements of the 1933 Act; or (ii) one or more valid exemptions from registration under the 1933 Act.

         (11) The Company's rescission offer, a copy of which is attached as Exhibit A hereto and incorporated by reference herein (the "Rescission Offer"), was made in compliance with, and satisfied all statutory elements and requirements of, all applicable state statutes and regulations, including, but not limited to, N.C. Gen. Stat. Section 78A-56(g)(1), the Company has taken all actions reasonably necessary to disseminate the Rescission Offer to all persons who purchased shares of the Company's Common Stock upon the exercise of warrants and, as of the date that the thirty (30) day statutory notice period has run, no such person has any rescission rights pursuant to any state securities statute, including, but not limited to, N.C. Gen. Stat. Section 78A-56, with respect to the Company's issued and outstanding securities that were the subject of the Rescission Offer.

         (12) To the best of our knowledge, the issuance and sale of the Common Stock by the Company, the compliance by the Company with all of the provisions of the Underwriting Agreement, and the consummation of the transactions therein contemplated will not conflict with or result in a breach of any of the terms or provisions of, or constitute a default under, any statute or any order, rule or regulation of any court or governmental agency or body having jurisdiction over the Company or any of its properties; and no consent, approval, authorization, order, license, certificate, permit, registration or qualification of or with any such court or other governmental agency or body is required to be obtained by the Company for the issue and sale of the Common Stock by the Company, or the consummation by the Company of the transactions contemplated by the Underwriting Agreement, except for such consents, approvals, authorizations, licenses, certificates, permits, registrations or qualifications as have already been obtained, or as may be required under the 1933 Act or the 1933 Act Regulations, the 1934 Act or the 1934 Act Regulations, or state securities laws.

         (13) To the best of our knowledge, the Company has not engaged in any activity that would result in the Company being, and after giving effect to the offering and sale of the Common Stock, the Company will not be, an "investment company," or an entity "controlled" by an "investment company," as such terms are defined in the Investment Company Act of 1940, as amended.

         (14) To the best of our knowledge, neither the Company, the Bank nor any other subsidiary is in violation of any provision of its Articles of Incorporation, charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, loan agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound or to which any of its respective properties may be subject, except for such defaults that, individually or in the aggregate, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise.

         (15) To the best of our knowledge, except as disclosed in the Prospectus, there is no action, suit or proceeding before or by any government, governmental instrumentality or court, domestic or foreign, now pending or threatened against the Company, the Bank or any other subsidiary that is required to be disclosed in the Prospectus or that could reasonably be expected to result in any material adverse change in the condition (financial or otherwise), earnings, business affairs, assets or business prospects of the Company and its subsidiaries, considered as one enterprise, or that could reasonably be expected materially and adversely to affect the properties or assets of the Company and its subsidiaries, considered as one enterprise, or that could reasonably be expected materially and adversely to affect the consummation of the transactions contemplated in this Agreement. To the best of our knowledge, all pending legal or governmental proceedings to which the Company, the Bank or any other subsidiary is a party that are not described in the Prospectus, including ordinary routine litigation incidental to its business, if decided in a manner adverse to the Company, would not have a material adverse effect on the condition (financial or otherwise), earnings, business affairs or business prospects of the Company and its subsidiaries, considered as one enterprise.

         (16) To the best of our knowledge, there are no material contracts or documents of a character required to be described in the Registration Statement or the Prospectus or to be filed as exhibits to the Registration Statement that are not described and filed as required.

         (17) To the best of our knowledge, each of the Company and its direct and indirect subsidiaries, owns, possesses or has obtained all material governmental licenses, permits, certificates, consents, orders, approvals and other authorizations necessary to own or lease, as the case may be, and to operate its properties and to carry on its business as presently conducted, and neither the Company, the Bank nor any other subsidiary has received any notice of any restriction upon, or any notice of proceedings relating to revocation or modification of, any such licenses, permits, certificates, consents, orders, approvals or authorizations.

         (18) Except as disclosed in the Prospectus, there are no persons with registration or other similar rights to have any securities of the Company registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

         (19) All corporate acts and other proceedings required to be taken by or on the part of the Company to adopt and approve the Prospectus have been properly taken.

         (20) The Company's and the Bank's Articles of Incorporation and bylaws comply in all material respects with the banking laws of the State of North Carolina and the rules and regulations of the FRB.

         (21) The Common Stock has been approved for inclusion in the Nasdaq National market.

         (22) To the best of our knowledge, the Company has filed with the NASD all documents and notices required by the NASD of companies that have issued securities that are traded in the over-the-counter market and quotations for which are reported by the Nasdaq SmallCap market or the Nasdaq National market, as applicable.

         (23) To the best of our knowledge, neither the Company, the Bank nor any other subsidiary of the Company has taken or will take, directly or indirectly, any action designed to cause or result in, or which has constituted or which might reasonably be expected to constitute, the stabilization or manipulation, under the 1934 Act or otherwise, of the price of the Common Stock.

         (24) To the best of our knowledge, neither the Company nor the Bank is in violation of any directive from the FRB, the FDIC or the Commissioner to make any material change in the method of conducting its business, and the Company and any subsidiary thereof has conducted and is conducting its businesses so as to comply in all material respects with all applicable statutes and regulations (including, without limitation, regulations, decisions, directives and orders of the FRB, the FDIC and the Commissioner).

         In rendering these opinions, we are not expressing any opinion as to the laws of any jurisdiction other than the State of North Carolina and the United States of America, and we assume no responsibility as to the applicability of the laws of any other jurisdiction to the Offering or to the effects of such laws on the Offering. We express no opinion concerning any matter respecting or affected by any laws other than laws that an attorney in North Carolina experienced in bank regulatory and securities matters exercising customary professional diligence would reasonably recognize as being directly applicable to the Company, the Bank or the Offering.

         This opinion letter is rendered to you for your benefit solely in connection with the Offering. No other person shall be entitled to rely on our opinions herein, and you are not entitled to rely on such opinions in any other context or for any other purpose. No copy of this opinion or any portion thereof may be delivered to any other person, or quoted, published or otherwise disseminated, without our prior written consent in each instance.

         These opinions are given as of the date of this letter, and we undertake no responsibility to advise you of any changes in applicable law or any other matters that may come to our attention after the date of this letter that may affect our opinions expressed herein.


                                           Yours truly,

                                                                       EXHIBIT D


                                 [Closing Date]

Ryan, Beck & Co., Inc.
18 Columbia Turnpike
Florham Park, New Jersey 07932-2289

Ladies and Gentlemen:

         We have acted as counsel to Gateway Financial Holdings, Inc., a North Carolina business corporation (the "Company") in connection with the offering of up to ________ shares of the no par value common stock ("Common Stock") of the Company in an underwritten public offering (the "Offering") by you. The Offering was made pursuant to that certain Underwriting Agreement between you and the Company dated ______________ (the "Underwriting Agreement"). This letter is furnished to you pursuant to Section 5(b)(i) of the Underwriting Agreement. Terms not otherwise defined herein shall have the same meaning as in the Underwriting Agreement.

         Although we have not undertaken to determine independently the accuracy, completeness or fairness of the statements contained in the Registration Statement and Prospectus dated _____, 2004 describing the Offering (the "Prospectus"), we have participated in conferences with representatives of the Company, the Company's auditors and your representatives in connection with the preparation of the Prospectus. The purpose of our professional engagement was not to establish or confirm the factual matters set forth in the Prospectus and we did not undertake to determine independently and, therefore, do not assume any responsibility, explicitly or implicitly, for the accuracy, completeness or fairness of the statements contained in the Prospectus and can give no assurance that the procedures described in the first sentence of this paragraph would necessarily reveal matters of significance with respect to the following comments. Moreover, many of the determinations required to be made in the preparation of the Prospectus involve matters of a non-legal nature.

         Subject to the foregoing, we confirm to you that, on the basis of the information we gained in the course of performing the services referred to above, nothing came to our attention that has caused us to believe that the Prospectus as of the effective date thereof, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading; provided, however, that we do not assume any responsibility for the accuracy, completeness or fairness of the statements contained in the Prospectus and we do not express any belief with respect to the financial statements and the notes thereto and other financial and statistical data included in the Prospectus.

         This letter has been rendered to you solely for the purpose of satisfying the requirement contained in Section 5(b)(i) of the Underwriting Agreement and may not be relied upon for any other purpose. No other person shall be entitled to rely on our statements herein, and you are not entitled to rely on such statements in any other context or for any other purpose. No copy of this letter or any portion thereof may be delivered to any other person, or quoted, published or otherwise disseminated, without our prior written consent in each instance.

         These opinions are given as of the date of this letter, and we undertake no responsibility to advise you of any changes that may come to our attention after the date of this letter that may affect our statements expressed herein.

                                        Yours truly,